Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Auditors” in the Registration Statement on Form S-3 of Transmeridian Exploration Incorporated and the related prospectuses and to the incorporation by reference therein of our reports dated March 14, 2005 and April 19, 2005 with respect to the consolidated financial statements of Transmeridian Exploration Incorporated as of December 31, 2004 and for each of the three years ended December 31, 2004, December 31, 2003 and December 31, 2002, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, included in the Annual Report on Form 10-K of Transmeridian Exploration Incorporated for the fiscal year ended December 31, 2004 and Amendment No. 1 thereto, filed with the Securities Exchange Commission.

/s/ John A. Braden & Company, P.C.

Houston, Texas

March 13, 2006